RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR
                           RAMP SERIES 2004-SL2 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

           MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-SL2

         $ 1,168,363                 0.00%           CLASS A-I-PO CERTIFICATES
         $ 2,866,982                 0.00%            CLASS A-PO CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                    Prospectus Supplement dated June 25, 2004
                                       to
                       Prospectus dated December 17, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated June 25, 2004.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-I-PO Certificates and Class A-PO Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-I-PO Certificates and Class A-PO Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-I-PO Certificates and Class A-PO Certificates. It is expected that delivery of the Class A-I-PO Certificates and Class A-PO Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class A-I-PO Certificates and the Class A-PO Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-I-PO Certificates and Class A-PO Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter, the Class A-I-PO Certificates and Class A-PO Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-I-PO Certificates and Class A-PO Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the and Class A-I-PO Certificates and Class A-PO Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                        CREDIT SCORE OF THE GROUP I LOANS

                                                                                                 WEIGHTED
                                              NUMBER                   PERCENTAGE                 AVERAGE
                                                OF                         OF       AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL     GROUP I    PRINCIPAL  LOAN-TO-VALUE
CREDIT SCORE RANGE                             LOANS       BALANCE      LOANS       BALANCE        RATIO
------------------------------------------   ---------   ------------  ----------   --------   -------------
499 or less ..............................           6   $    631,406       0.82%   $105,234      53.13%
500 - 519 ................................           3        184,061       0.24      61,354      43.04
520 - 539 ................................           1         60,763       0.08      60,763      19.00
540 - 559 ................................           3        461,483       0.60     153,828      47.32
560 - 579 ................................           6        558,343       0.73      93,057      37.13
580 - 599 ................................           4        995,531       1.29     248,883      53.19
600 - 619 ................................           9      1,287,512       1.67     143,057      44.75
620 - 639 ................................           7      2,034,532       2.65     290,647      52.97
640 - 659 ................................          11      2,055,353       2.67     186,850      50.46
660 - 679 ................................          16      2,353,679       3.06     147,105      33.25
680 - 699 ................................          21      5,343,047       6.95     254,431      40.77
700 - 719 ................................          25      6,275,809       8.16     251,032      43.68
720 - 739 ................................          34      8,625,089      11.22     253,679      45.73
740 - 759 ................................          37      8,366,592      10.88     226,124      41.66
760 or greater ...........................         177     37,671,201      48.98     212,832      39.57
                                             ---------   ------------   --------    --------   --------
Total ....................................         360   $ 76,904,399     100.00%   $213,623      41.75%
                                             =========   ============   ========

------------
         For substantially all of the Group I Loans, the Credit Score was updated prior to March 1, 2005.

         As of March 1, 2005, the weighted average Credit Score of the Group I Loans was approximately 741.

                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
ORIGINAL MORTGAGE LOAN BALANCE                 LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
100,000 or less ..........................          30   $    999,793       1.30%   $ 33,326        630           44.57%
100,001 to 200,000 .......................           8        657,314       0.85      82,164        739           42.62
200,001 to 300,000 .......................          25      2,615,433       3.40     104,617        668           35.33
300,001 to 400,000 .......................         140     27,677,795      35.99     197,699        739           43.09
400,001 to 500,000 .......................          84     21,182,249      27.54     252,170        749           42.82
500,001 to 600,000 .......................          44     12,353,643      16.06     280,765        749           36.98
600,001 to 700,000 .......................          23      8,787,207      11.43     382,052        747           44.39
700,001 to 800,000 .......................           3        863,704       1.12     287,901        762           26.74
900,001 to 1,000,000 .....................           3      1,767,261       2.30     589,087        733           43.26
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         360   $ 76,904,399     100.00%   $213,623        741           41.75%
                                             =========   ============   ========


                                         NET MORTGAGE RATES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
NET MORTGAGE RATES (%)                         LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
5.5000 - 5.9999 ..........................          16   $  4,474,150       5.82%   $279,634        760           40.86%
6.0000 - 6.4999 ..........................         110     29,944,597      38.94     272,224        748           44.23
6.5000 - 6.9999 ..........................         175     35,141,009      45.69     200,806        739           39.71
7.0000 - 7.4999 ..........................          31      5,678,871       7.38     183,189        715           40.06
7.5000 - 7.9999 ..........................           4        715,451       0.93     178,863        712           51.61
8.0000 - 8.4999 ..........................           4        400,688       0.52     100,172        671           42.43
8.5000 - 8.9999 ..........................           6        177,592       0.23      29,599        604           51.15
9.0000 - 9.4999 ..........................          11        236,791       0.31      21,526        663           39.60
9.5000 - 9.9999 ..........................           1         73,809       0.10      73,809        766           68.00
12.5000 - 12.9999 ........................           1         32,639       0.04      32,639        515           63.00
14.0000 - 14.4999 ........................           1         28,803       0.04      28,803        602           54.00
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         360   $ 76,904,399     100.00%   $213,623        741           41.75%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average Net Mortgage Rate of the Group I Loans was approximately 6.5895% per annum.

                                        MORTGAGE RATES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
MORTGAGE RATES (%)                             LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
6.0000 - 6.4999 ..........................          28   $  7,596,954       9.88%   $271,320        771           45.35%
6.5000 - 6.9999 ..........................         166     41,095,344      53.44     247,562        742           42.50
7.0000 - 7.4999 ..........................         123     23,141,253      30.09     188,140        737           38.50
7.5000 - 7.9999 ..........................          17      3,535,087       4.60     207,946        711           42.83
8.0000 - 8.4999 ..........................           2        585,441       0.76     292,720        711           57.77
8.5000 - 8.9999 ..........................           7        503,166       0.65      71,881        644           46.12
9.0000 - 9.4999 ..........................           4        100,348       0.13      25,087        640           37.24
9.5000 - 9.9999 ..........................          10        211,556       0.28      21,156        685           40.27
10.0000 - 10.4999 ........................           1         73,809       0.10      73,809        766           68.00
13.0000 - 13.4999 ........................           1         32,639       0.04      32,639        515           63.00
14.5000 - 14.9999 ........................           1         28,803       0.04      28,803        602           54.00
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         360   $ 76,904,399     100.00%   $213,623        741           41.75%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average mortgage rate of the Group I Loans was approximately 6.9032% per annum.



                                ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
ORIGINAL LOAN-TO-VALUE                        GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
RATIO (%)                                      LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
0.01 - 50.00 .............................          45   $  9,720,915      12.64%   $216,020        753           24.36%
50.01 - 55.00 ............................          26      5,374,705       6.99     206,719        736           34.04
55.01 - 60.00 ............................          34      6,121,784       7.96     180,052        771           34.32
60.01 - 65.00 ............................          50     12,618,256      16.41     252,365        730           41.39
65.01 - 70.00 ............................          64     14,139,871      18.39     220,935        743           43.99
70.01 - 75.00 ............................          47      9,999,354      13.00     212,752        722           46.09
75.01 - 80.00 ............................          76     16,091,413      20.92     211,729        751           50.49
80.01 - 85.00 ............................           4        868,770       1.13     217,192        692           56.40
85.01 - 90.00 ............................          14      1,969,332       2.56     140,667        687           58.24
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         360   $ 76,904,399     100.00%   $213,623        741           41.75%
                                             =========   ============   ========

         The weighted average loan-to-value ratio at origination of the Group I Loans was approximately 65.48%

                                    CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS


                                              NUMBER                    PERCENTAGE             WEIGHTED
                                                OF                          OF      AVERAGE    AVERAGE
CURRENT LOAN-TO-VALUE                         GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT
RATIO (%)                                      LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------               ---------   ------------   ----------  ---------  --------
0.01 - 50.00 .............................         276   $ 52,008,291      67.63%   $188,436        748
50.01 - 55.00 ............................          36     10,613,068      13.80     294,807        731
55.01 - 60.00 ............................          19      6,468,851       8.41     340,466        740
60.01 - 65.00 ............................          13      3,795,882       4.94     291,991        688
65.01 - 70.00 ............................          16      4,018,307       5.23     251,144        726
                                              --------   ------------   ----------  ---------  --------
Total ....................................         360   $ 76,904,399     100.00%   $213,623        741
                                              ========   ============   ==========

         The weighted average current loan-to-value ratio of the Group I Loans was approximately 41.75%.

                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
STATE                                          LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------------------   ---------   ------------   ----------  ---------  --------   -------------
Alabama ..................................           2   $    362,164       0.47%   $181,082        763           32.93%
Arkansas .................................           1         92,251       0.12      92,251        691           17.00
Arizona ..................................           6      1,075,746       1.40     179,291        725           26.81
California ...............................          99     21,890,707      28.46     221,118        758           36.04
Colorado .................................           3        835,512       1.09     278,504        764           43.28
Connecticut ..............................           7      1,837,807       2.39     262,544        729           40.40
District of Columbia .....................           3        440,015       0.57     146,672        787           29.29
Florida ..................................          25      4,423,952       5.75     176,958        738           41.74
Georgia ..................................          18      4,615,841       6.00     256,436        728           50.24
Hawaii ...................................           3        725,158       0.94     241,719        776           36.39
Iowa .....................................           1        305,001       0.40     305,001        588           51.00
Idaho ....................................           4      1,101,214       1.43     275,303        720           47.12
Illinois .................................           8      1,757,946       2.29     219,743        692           43.51
Indiana ..................................           4        631,858       0.82     157,964        733           56.22
Kansas ...................................           1        111,761       0.15     111,761        797           22.00
Kentucky .................................           2        336,319       0.44     168,160        753           45.55
Louisiana ................................           1        224,374       0.29     224,374        701           24.00
Massachusetts ............................          11      1,625,875       2.11     147,807        774           40.27
Maryland .................................          14      2,736,747       3.56     195,482        759           41.67
Michigan .................................           5        866,284       1.13     173,257        758           37.98
Minnesota ................................           4        852,946       1.11     213,237        740           48.47
Missouri .................................           2        479,690       0.62     239,845        644           37.92
Mississippi ..............................           1        253,763       0.33     253,763        747           54.00
Montana ..................................           2        712,265       0.93     356,132        791           53.61
North Carolina ...........................           6      1,686,211       2.19     281,035        715           47.41
Nebraska .................................           3        820,533       1.07     273,511        708           38.35
New Hampshire ............................           2        295,670       0.38     147,835        796           32.00
New Jersey ...............................           9      1,787,716       2.32     198,635        754           47.79
New Mexico ...............................           2        684,516       0.89     342,258        707           29.35
Nevada ...................................           1        184,962       0.24     184,962        787           22.00
New York .................................          36      6,503,526       8.46     180,654        744           41.87
Ohio .....................................           6        660,000       0.86     110,000        664           43.91
Oregon ...................................           2        179,586       0.23      89,793        775           38.55
Pennsylvania .............................           6        615,926       0.80     102,654        707           15.58
South Carolina ...........................           6      1,780,618       2.32     296,770        717           54.10
Tennessee ................................           3        851,705       1.11     283,902        713           43.26
Texas ....................................          31      7,032,062       9.14     226,841        715           49.60
Utah .....................................           2        550,760       0.72     275,380        613           55.33
Virginia .................................          10      2,377,110       3.09     237,711        789           45.09
Washington ...............................           7      2,320,939       3.02     331,563        735           44.68
Wisconsin ................................           1        277,360       0.36     277,360        784           56.00
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         360   $ 76,904,399     100.00%   $213,623        741           41.75%
                                             =========   ============   ========

--------------
No more than 1.7% of the Group I Loans were secured by mortgaged properties located in any one zip code area in Texas and no more than 1.3% of the Group I Loans were secured by mortgage properties located in any one zip code area outside Texas.

                                       MORTGAGE LOAN PURPOSE OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
LOAN PURPOSE                                   LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
Purchase .................................          97   $ 22,311,150      29.01%   $230,012        752           45.69%
Rate/Term Refinance ......................         197     41,622,745      54.12     211,283        739           39.79
Equity Refinance .........................          66     12,970,505      16.87     196,523        729           41.29
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         360   $ 76,904,399     100.00%   $213,623        741           41.75%
                                             =========   ============   ========


                                          OCCUPANCY TYPES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
OCCUPANCY TYPE                                 LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
Primary Residence ........................         332   $ 72,457,283      94.22%   $218,245        741           41.64%
Second/Vacation ..........................          15      4,143,886       5.39     276,259        735           43.21
Non-owner Occupied .......................          13        303,231       0.39      23,325        722           47.99
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         360   $ 76,904,399     100.00%   $213,623        741           41.75%
                                             =========   ============   ========


                                      MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
PROPERTY TYPE                                  LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
Single-family detached ...................         284   $ 59,695,156      77.62%   $210,194        743           40.84%
Planned Unit Developments
(detached) ...............................          57     13,451,454      17.49     235,990        737           45.44
Condo Low-Rise (less than 5
stories) .................................           8      1,658,502       2.16     207,313        734           44.12
Condo High-Rise (9 stories
or more) .................................           3      1,078,472       1.40     359,491        705           50.64
Cooperative Units ........................           3        482,865       0.63     160,955        760           24.54
Planned Unit Developments
(attached) ...............................           2        309,931       0.40     154,965        684           55.40
Two- to four- family units ...............           3        228,020       0.30      76,007        679           21.96
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         360   $ 76,904,399     100.00%   $213,623        741           41.75%
                                             =========   ============   ========

                                 MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
DOCUMENTATION TYPE                             LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
Full Documentation .......................         301   $ 66,435,543      86.39%   $220,716        741           42.43%
Reduced Documentation ....................          59     10,468,856      13.61     177,438        741           37.44
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         360   $ 76,904,399     100.00%   $213,623        741           41.75%
                                             =========   ============   ========


                                             SEASONING OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
SEASONING IN MONTHS                            LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
37 - 48 ..................................          64   $ 19,696,517      25.61%   $307,758        748           50.50%
49 - 60 ..................................           1         74,194       0.10      74,194        782           12.00
61 - 72 ..................................          61     17,203,177      22.37     282,019        717           49.50
73 - 84 ..................................          88     24,028,931      31.25     273,056        746           42.36
85 - 96 ..................................           2         61,443       0.08      30,721        556           58.78
109 -120 .................................          18        664,941       0.86      36,941        683           38.64
121 -132 .................................          12      1,085,922       1.41      90,494        739           24.74
133 -144 .................................         110     13,734,498      17.86     124,859        752           20.72
Greater than 144 .........................           4        354,776       0.46      88,694        777           14.15
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         360   $ 76,904,399     100.00%   $213,623        741           41.75%
                                             =========   ============   ========

         The weighted average seasoning of the Group I Loans was 78 months.



                                      PREPAYMENT PENALTY TERMS OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                              NUMBER                    PERCENTAGE             WEIGHTED      AVERAGE
                                                OF                          OF      AVERAGE    AVERAGE       CURRENT
                                              GROUP I     PRINCIPAL      GROUP I    PRINCIPAL   CREDIT    LOAN-TO-VALUE
PREPAYMENT PENALTY TERM                        LOANS       BALANCE       LOANS      BALANCE     SCORE         RATIO
------------------------------               ---------   ------------   ----------  ---------  --------   -------------
None .....................................         339   $ 70,790,342      92.05%   $208,821        739           41.06%
60 Months ................................          21      6,114,058       7.95     291,146        759           49.82
                                             ---------   ------------   --------    --------   --------   -------------
Total ....................................         360   $ 76,904,399     100.00%   $213,623        741           41.75%
                                             =========   ============   ========

                         CREDIT SCORE DISTRIBUTION OF THE GROUP II, GROUP III AND GROUP IV LOANS


                                                                              PERCENTAGE
                                               NUMBER OF                          OF                          WEIGHTED
                                               GROUP II,                      GROUP II,                        AVERAGE
                                               GROUP III                      GROUP III        AVERAGE         CURRENT
                                                  AND          PRINCIPAL     AND GROUP IV     PRINCIPAL     LOAN-TO-VALUE
CREDIT SCORE RANGE                           GROUP IV LOANS     BALANCE         LOANS          BALANCE          RATIO
------------------------------------------   --------------   ------------   ------------    ------------   -------------
499 or less ..............................              116   $ 13,197,892           4.99%   $    113,775           74.70%
500 - 519 ................................               78      9,177,777           3.47         117,664           74.22
520 - 539 ................................               85     12,261,755           4.64         144,256           72.11
540 - 559 ................................               92      9,212,453           3.48         100,135           77.58
560 - 579 ................................              111     13,905,666           5.26         125,276           74.99
580 - 599 ................................               86     11,997,128           4.54         139,501           71.97
600 - 619 ................................              111     13,405,314           5.07         120,769           72.38
620 - 639 ................................              106     16,205,161           6.13         152,879           70.03
640 - 659 ................................              106     13,958,072           5.28         131,680           70.41
660 - 679 ................................              135     18,759,276           7.09         138,958           69.17
680 - 699 ................................              129     19,178,375           7.25         148,670           69.28
700 - 719 ................................              106     18,753,737           7.09         176,922           65.90
720 - 739 ................................               91     20,381,911           7.71         223,977           66.34
740 - 759 ................................               73     14,294,446           5.41         195,814           64.38
760 or greater ...........................              206     57,137,319          21.61         277,366           62.05
                                             --------------   ------------   ------------    ------------   -------------
Subtotal with Credit Score ...............            1,631   $261,826,283          99.02%   $    160,531           68.52%
Not Available ............................               19      2,591,751           0.98         136,408           67.16
                                             --------------   ------------   ------------    ------------   -------------
Total ....................................            1,650   $264,418,034         100.00%   $    160,253           68.51%
                                             ==============   ============   ============

------------
o Group II, Group III and Group IV Loans indicated as having a credit score that is "Not Available" include certain Group II, Group III and Group IV Loans where the credit score was not provided by the related seller and Group II, Group III and Group IV Loans where no credit history can be obtained for the related mortgagor.

o For substantially all of the Group II, Group III and Group IV Loans, the Credit Score was updated prior to March 1, 2005.

         As of March 1, 2005, the weighted average Credit Score of the Group II, Group III and Group IV Loans was approximately 667.

                 ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
ORIGINAL MORTGAGE LOAN                           AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
BALANCE                                     GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
100,000 or less ..........................             896  $ 46,974,773         17.77%  $     52,427           623          75.70%
100,001 to 200,000 .......................             226    28,225,718         10.67        124,893           595          75.16
200,001 to 300,000 .......................              99    22,282,600          8.43        225,077           613          70.76
300,001 to 400,000 .......................             233    75,703,451         28.63        324,908           703          67.20
400,001 to 500,000 .......................             123    49,626,283         18.77        403,466           698          64.08
500,001 to 600,000 .......................              42    20,586,762          7.79        490,161           693          64.76
600,001 to 700,000 .......................              18    10,662,776          4.03        592,376           698          63.32
700,001 to 800,000 .......................               6     4,167,991          1.58        694,665           724          59.30
800,001 to 900,000 .......................               2     1,583,084          0.60        791,542           756          55.81
900,001 to 1,000,000 .....................               4     3,677,879          1.39        919,470           667          49.57
1,000,001 to 1,100,000 ...................               1       926,719          0.35        926,719           539          72.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................           1,650  $264,418,034        100.00%  $    160,253           667          68.51%
                                            ==============  ============  ============


                         NET MORTGAGE RATES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
NET MORTGAGE RATES (%)                      GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
5.5000 - 5.9999 ..........................               8  $  1,792,639          0.68%  $    224,080           750          60.81%
6.0000 - 6.4999 ..........................              63    22,169,372          8.38        351,895           720          65.08
6.5000 - 6.9999 ..........................             300   102,536,036         38.78        341,787           702          64.33
7.0000 - 7.4999 ..........................             190    49,102,727         18.57        258,435           657          66.69
7.5000 - 7.9999 ..........................              99    11,917,817          4.51        120,382           620          70.47
8.0000 - 8.4999 ..........................             223    23,071,500          8.73        103,460           612          73.81
8.5000 - 8.9999 ..........................             317    25,487,337          9.64         80,402           618          75.17
9.0000 - 9.4999 ..........................             281    17,716,276          6.70         63,047           616          77.18
9.5000 - 9.9999 ..........................             137     8,342,090          3.15         60,891           626          82.14
10.0000 - 10.4999 ........................              15     1,132,837          0.43         75,522           688          83.98
10.5000 - 10.9999 ........................               9       622,668          0.24         69,185           659          71.83
11.0000 - 11.4999 ........................               4       282,310          0.11         70,577           558          85.67
12.0000 - 12.4999 ........................               1       106,614          0.04        106,614           472          67.00
12.5000 - 12.9999 ........................               2        96,933          0.04         48,467           659          61.60
13.0000 - 13.4999 ........................               1        40,879          0.02         40,879           454          68.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................           1,650  $264,418,034        100.00%  $    160,253           667          68.51%
                                            ==============  ============  ============

         As of March 1, 2005, the weighted average Net Mortgage Rate of the Group II, Group III and Group IV Loans was approximately 7.4608% per annum.

                                MORTGAGE RATES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
MORTGAGE RATES (%)                          GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
5.5000 - 5.9999 ..........................               1  $    226,603          0.09%  $    226,603           807          68.00%
6.0000 - 6.4999 ..........................               9     2,287,743          0.87        254,194           753          57.92
6.5000 - 6.9999 ..........................             132    48,049,870         18.17        364,014           717          63.12
7.0000 - 7.4999 ..........................             281    90,752,508         34.32        322,963           690          66.13
7.5000 - 7.9999 ..........................             171    38,791,698         14.67        226,852           656          65.38
8.0000 - 8.4999 ..........................             105    11,573,764          4.38        110,226           606          72.26
8.5000 - 8.9999 ..........................             287    28,163,224         10.65         98,130           615          74.95
9.0000 - 9.4999 ..........................             275    19,670,158          7.44         71,528           621          74.54
9.5000 - 9.9999 ..........................             284    18,753,720          7.09         66,034           616          78.25
10.0000 - 10.4999 ........................              83     4,655,533          1.76         56,091           634          86.30
10.5000 - 10.9999 ........................               8       586,145          0.22         73,268           735          77.29
11.0000 - 11.4999 ........................               6       380,333          0.14         63,389           636          71.96
11.5000 - 11.9999 ........................               3       237,476          0.09         79,159           569          86.36
12.0000 - 12.4999 ........................               1        44,833          0.02         44,833           495          82.00
13.0000 - 13.4999 ........................               3       203,547          0.08         67,849           561          64.43
13.5000 - 13.9999 ........................               1        40,879          0.02         40,879           454          68.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................           1,650  $264,418,034        100.00%  $    160,253           667          68.51%
                                            ==============  ============  ============

         As of March 1, 2005, the weighted average mortgage rate of the Group II, Group III and Group IV Loans was approximately 7.7804% per annum.



                                ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
ORIGINAL LOAN-TO-VALUE                           AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
RATIO (%)                                   GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
00.01 - 50.00 ............................              67  $ 17,452,887          6.60%  $    260,491           726          38.57%
50.01 - 55.00 ............................              24     7,381,127          2.79        307,547           726          48.76
55.01 - 60.00 ............................              52    14,851,707          5.62        285,610           709          53.84
60.01 - 65.00 ............................              67    13,737,766          5.20        205,041           711          57.81
65.01 - 70.00 ............................             150    23,320,446          8.82        155,470           677          63.46
70.01 - 75.00 ............................             206    40,120,821         15.17        194,761           676          67.88
75.01 - 80.00 ............................             585   103,953,439         39.31        177,698           660          73.26
80.01 - 85.00 ............................              71     7,301,648          2.76        102,840           632          78.62
85.01 - 90.00 ............................             342    28,045,466         10.61         82,004           610          83.34
90.01 - 95.00 ............................              67     6,305,143          2.38         94,107           578          89.93
95.01 - 100.00 ...........................              15     1,600,645          0.61        106,710           648          97.57
100.01 - 125.00 ..........................               4       346,938          0.13         86,735           703          98.01
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................           1,650  $264,418,034        100.00%  $    160,253           667          68.51%
                                            ==============  ============  ============

         The weighted average loan-to-value ratio at origination of the Group II, Group III and Group IV Loans was approximately 74.33%.

                          CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                              PERCENTAGE
                                               NUMBER OF                          OF
                                               GROUP II,                      GROUP II,
                                               GROUP III                      GROUP III        AVERAGE        WEIGHTED
CURRENT LOAN-TO-VALUE                             AND          PRINCIPAL     AND GROUP IV     PRINCIPAL        AVERAGE
RATIO (%)                                    GROUP IV LOANS     BALANCE         LOANS          BALANCE      CREDIT SCORE
                                             --------------   ------------   ------------    ------------   -------------
00.01 - 50.00 ............................              119   $ 25,881,703           9.79%   $    217,493             723
50.01 - 55.00 ............................               52     15,498,272           5.86         298,044             726
55.01 - 60.00 ............................               76     16,588,257           6.27         218,267             701
60.01 - 65.00 ............................              129     26,970,423          10.20         209,073             691
65.01 - 70.00 ............................              200     38,859,585          14.70         194,298             663
70.01 - 75.00 ............................              336     69,244,730          26.19         206,086             667
75.01 - 80.00 ............................              332     37,447,231          14.16         112,793             633
80.01 - 85.00 ............................              150     13,868,225           5.24          92,455             620
85.01 - 90.00 ............................              200     15,307,447           5.79          76,537             591
90.01 - 95.00 ............................               37      2,804,578           1.06          75,799             604
95.01 - 100.00 ...........................               19      1,947,583           0.74         102,504             658
                                             --------------   ------------   ------------    ------------   -------------
Total ....................................            1,650   $264,418,034         100.00%   $    160,253             667
                                             ==============   ============   ============

         The weighted average current loan-to-value ratio of the Group II, Group III and Group IV Loans was approximately 68.51%.

                     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
STATE                                       GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Alabama ..................................              27  $  3,957,838          1.50%  $    146,587           643          73.32%
Arkansas .................................              10       500,006          0.19         50,001           607          82.34
Arizona ..................................              45     4,444,524          1.68         98,767           677          72.38
California ...............................             181    59,524,721         22.51        328,866           706          62.98
Colorado .................................              27     4,357,323          1.65        161,382           651          70.92
Connecticut ..............................              16     4,502,670          1.70        281,417           707          58.95
District of Columbia .....................               6     1,695,852          0.64        282,642           727          68.37
Delaware .................................               7       489,363          0.19         69,909           718          66.57
Florida ..................................             107    13,243,866          5.01        123,774           679          67.05
Georgia ..................................              94    17,037,570          6.44        181,251           634          69.07
Hawaii ...................................               6     1,165,603          0.44        194,267           689          67.16
Iowa .....................................              12       673,888          0.25         56,157           606          79.77
Idaho ....................................               7       737,093          0.28        105,299           606          75.81
Illinois .................................              55     6,867,193          2.60        124,858           643          69.67
Indiana ..................................              60     3,871,799          1.46         64,530           645          78.33
Kansas ...................................              12       882,238          0.33         73,520           697          71.62
Kentucky .................................               6       868,568          0.33        144,761           712          69.18
Louisiana ................................              39     4,080,107          1.54        104,618           610          76.90
Massachusetts ............................              20     5,736,695          2.17        286,835           710          68.06
Maryland .................................              35     8,087,422          3.06        231,069           665          68.71
Maine ....................................               3       210,242          0.08         70,081           684          84.86
Michigan .................................              60     5,118,939          1.94         85,316           631          73.59
Minnesota ................................               9     1,400,143          0.53        155,571           662          67.94
Missouri .................................              22     2,597,684          0.98        118,077           664          77.61
Mississippi ..............................              17     1,133,742          0.43         66,691           633          79.80
Montana ..................................               7       359,230          0.14         51,319           597          77.10
North Carolina ...........................              69     9,861,049          3.73        142,914           636          74.69
North Dakota .............................               3       252,645          0.10         84,215           588          81.60
Nebraska .................................               7       364,150          0.14         52,021           578          74.49
New Hampshire ............................               1       114,147          0.04        114,147           600          87.00
New Jersey ...............................              43     7,724,859          2.92        179,648           660          66.93
New Mexico ...............................              22     2,810,003          1.06        127,727           604          67.64
Nevada ...................................              18     4,602,662          1.74        255,703           659          66.64
New York .................................             108    18,471,696          6.99        171,034           686          65.36
Ohio .....................................              78     5,935,554          2.24         76,097           612          77.30
Oklahoma .................................              14     1,534,310          0.58        109,594           676          72.40
Oregon ...................................              18     2,581,573          0.98        143,421           644          71.63
Pennsylvania .............................              51     5,471,913          2.07        107,292           623          72.00
Rhode Island .............................               3       215,060          0.08         71,687           657          73.43
South Carolina ...........................              10       661,273          0.25         66,127           646          74.98
Tennessee ................................              25     3,233,070          1.22        129,323           656          75.28
Texas ....................................             180    25,160,749          9.52        139,782           656          71.10
Utah .....................................              26     5,123,007          1.94        197,039           617          66.38
Virginia .................................              40    10,776,479          4.08        269,412           689          69.77
Vermont ..................................               4       607,201          0.23        151,800           651          78.90
Washington ...............................              30     4,166,029          1.58        138,868           631          66.13
Wisconsin ................................               5       903,911          0.34        180,782           638          69.22
West Virginia ............................               3       188,706          0.07         62,902           581          73.93
Wyoming ..................................               2       113,670          0.04         56,835           702          76.76
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................           1,650  $264,418,034        100.00%  $    160,253           667          68.51%
                                            ==============  ============  ============

-------------
         No more than 0.7% of the Group II, Group III and Group IV Loans were secured by mortgaged properties located in any one zip code area in Florida and no more than 0.6% of the Group II, Group III and Group IV Loans were secured by mortgage properties located in any one zip code area outside Florida.

                                MORTGAGE LOAN PURPOSE OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
LOAN PURPOSE                                GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Purchase .................................             843  $119,136,198         45.06%  $    141,324           662          73.35%
Rate/Term Refinance ......................             379    92,463,424         34.97        243,967           683          63.42
Equity Refinance .........................             428    52,818,413         19.98        123,408           653          66.49
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................           1,650  $264,418,034        100.00%  $    160,253           667          68.51%
                                            ==============  ============  ============



                                 OCCUPANCY TYPES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
OCCUPANCY TYPE                              GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Primary Residence ........................           1,022  $226,730,898         85.75%  $    221,850           671          67.42%
Second/Vacation ..........................              36     5,536,459          2.09        153,791           704          65.60
Non-Owner Occupied .......................             592    32,150,678         12.16         54,309           637          76.69
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................           1,650  $264,418,034        100.00%  $    160,253           667          68.51%
                                            ==============  ============  ============



                            MORTGAGED PROPERTY TYPES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
PROPERTY TYPE                               GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
Single-family detached ...................           1,065  $190,419,554         72.01%  $    178,798           670          67.54%
Planned Unit Developments
(detached) ...............................             155    41,767,880         15.80        269,470           676          68.48
Two-to-Four Family Units .................             261    18,025,897          6.82         69,065           634          77.35
Condo Low-Rise (less than
5 stories) ...............................              75     4,946,512          1.87         65,953           661          71.75
Planned Unit Developments
(attached) ...............................              19     2,443,283          0.92        128,594           630          67.78
Townhouse ................................              27     2,431,532          0.92         90,057           642          73.48
Manufactured Home ........................              34     2,355,457          0.89         69,278           604          73.93
Condo High-Rise (9 stories
or more) .................................               6     1,257,554          0.48        209,592           731          70.82
Cooperative Units ........................               1       262,523          0.10        262,523           697          47.00
Condotel (1 to 4 stories) ................               2       198,319          0.08         99,160           732          53.77
Leasehold ................................               3       163,819          0.06         54,606           684          36.07
Condotel (9 or more
stories) .................................               1        77,192          0.03         77,192           778          31.00
Condotel (5 to 8 stories) ................               1        68,512          0.03         68,512           770          73.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................           1,650  $264,418,034        100.00%  $    160,253           667          68.51%
                                            ==============  ============  ============

                        MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
DOCUMENTATION TYPE                          GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
Full Documentation .......................           1,221  $207,202,357         78.36%  $    169,699           674          69.09%
Reduced Documentation ....................             429    57,215,678         21.64        133,370           642          66.38
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................           1,650  $264,418,034        100.00%  $    160,253           667          68.51%
                                            ==============  ============  ============



                                    SEASONING OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
SEASONING IN MONTHS                         GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
37 - 48 ..................................              96  $ 36,693,053         13.88%  $    382,219           727          65.86%
49 - 60 ..................................             605    51,683,779         19.55         85,428           622          77.63
61 - 72 ..................................             368    64,342,042         24.33        174,843           673          68.37
73 - 84 ..................................             392    82,345,350         31.14        210,065           674          66.46
85 - 96 ..................................              11     1,251,067          0.47        113,733           601          68.43
97 - 108 .................................               4       185,385          0.07         46,346           612          73.14
109 - 120 ................................              90     7,143,717          2.70         79,375           587          67.13
121 - 132 ................................              20     4,661,798          1.76        233,090           650          59.42
133 - 144 ................................              54    14,907,818          5.64        276,071           672          59.12
Greater than 144 .........................              10     1,204,027          0.46        120,403           671          63.74
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................           1,650  $264,418,034        100.00%  $    160,253           667          68.51%
                                            ==============  ============  ============

         The weighted average seasoning of the Group II, Group III and Group IV Loans is 72 months.



                                PREPAYMENT PENALTY TERMS OF THE GROUP II, GROUP III AND GROUP IV LOANS

                                                                           PERCENTAGE
                                              NUMBER OF                        OF                                      WEIGHTED
                                              GROUP II,                    GROUP II,                     WEIGHTED       AVERAGE
                                              GROUP III                    GROUP III       AVERAGE       AVERAGE        CURRENT
                                                 AND         PRINCIPAL    AND GROUP IV    PRINCIPAL       CREDIT     LOAN-TO-VALUE
PREPAYMENT PENALTY TERM                     GROUP IV LOANS    BALANCE        LOANS         BALANCE        SCORE          RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  -------------
None .....................................           1,612  $251,027,031         94.94%  $    155,724           664          68.77%
60 Months ................................              38    13,391,003          5.06        352,395           739          63.49
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total ....................................           1,650  $264,418,034        100.00%  $    160,253           667          68.51
                                            ==============  ============  ============

         The decrement tables for the Class A-I-PO Certificates and Class A-PO Certificates under the section entitled "Yield and Prepayment
Considerations--Weighted Average Life" shall be deleted in their entirety and replaced with the following decrement tables:

                           PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                               FOLLOWING PERCENTAGES OF PPV

                                                                         CLASS A-I-PO CERTIFICATES
                                                           ----------------------------------------------------
                                                             0%        25%        45%         60%          75%
                                                           ------   --------   --------   ----------    -------
DISTRIBUTION DATE
-----------------
March 2005.............................................     100%       100%       100%        100%        100%
March 2006.............................................      91         68         50          36          23
March 2007.............................................      82         46         25          13           5
March 2008.............................................      72         30         12           5           1
March 2009.............................................      61         19          6           2           *
March 2010.............................................      49         12          2           1           *
March 2011.............................................      37          7          1           *           *
March 2012.............................................      24          3          *           *           *
March 2013.............................................      10          1          *           *           *
March 2014.............................................       0          0          0           0           0
Weighted Average Life in Years** (to Maturity).........      4.77       2.36       1.43       1.01          0.70

------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.
(TABLE CONTINUED ON NEXT PAGE.)

                            PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                             FOLLOWING PERCENTAGES OF PPV


                                                                          CLASS A-PO CERTIFICATES
                                                           ----------------------------------------------------
                                                             0%        25%        45%         60%          75%
                                                           ------   --------   --------   ----------    -------
DISTRIBUTION DATE
-----------------
March 2005.............................................     100%       100%      100%        100%         100%
March 2006.............................................      98         74        53          39           25
March 2007.............................................      97         54        28          15            6
March 2008.............................................      95         40        15           6            1
March 2009.............................................      93         29         8           2            *
March 2010.............................................      90         21         4           1            *
March 2011.............................................      88         16         2           *            *
March 2012.............................................      86         11         1           *            *
March 2013.............................................      83          8         1           *            *
March 2014.............................................      80          6         *           *            *
March 2015.............................................      77          4         *           *            *
March 2016.............................................      73          3         *           *            *
March 2017.............................................      69          2         *           *            *
March 2018.............................................      65          2         *           *            *
March 2019.............................................      61          1         *           *            0
March 2020.............................................      56          1         *           *            0
March 2021.............................................      51          1         *           *            0
March 2022.............................................      46          *         *           *            0
March 2023.............................................      40          *         *           *            0
March 2024.............................................      34          *         *           *            0
March 2025.............................................      27          *         *           0            0
March 2026.............................................      19          *         *           0            0
March 2027.............................................      11          *         *           0            0
March 2028.............................................       3          *         *           0            0
March 2029.............................................       0          0         0           0            0
March 2030.............................................       0          0         0           0            0
March 2031.............................................       0          0         0           0            0
March 2032.............................................       0          0         0           0            0
March 2033.............................................       0          0         0           0            0
March 2034.............................................       0          0         0           0            0
March 2035.............................................       0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........    14.95      3.25       1.61         1.1          0.74

------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement tables above and the pre-tax yield to maturity tables below assume, among other things, the following structuring assumptions:

         o the Class A-I-PO Certificates and Class A-PO Certificates will be purchased on March 31, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                              MORTGAGE LOAN ASSUMPTIONS FOR CLASS A-I-PO CERTIFICATES


                                                                                                REMAINING
                                                                              REMAINING TERM   AMORTIZATION
                      AGGREGATE PRINCIPAL                          NET         TO MATURITY     TO MATURITY
LOAN                        BALANCE          MORTGAGE RATE    MORTGAGE RATE      (MONTHS)        (MONTHS)
--------------------  -------------------    -------------    -------------   --------------   -------------
Discount ...........  $      33,977,074.98    6.6132327100%    6.3264856000%             179             104
Non Discount .......  $      42,051,511.84    7.1415000000%    6.8879000000%             179              86


                               MORTGAGE LOAN ASSUMPTIONS FOR CLASS A-PO CERTIFICATES


                                                                                                  REMAINING
                                                                              REMAINING TERM   AMORTIZATION
                      AGGREGATE PRINCIPAL                          NET         TO MATURITY     TO MATURITY
LOAN                        BALANCE          MORTGAGE RATE    MORTGAGE RATE      (MONTHS)        (MONTHS)
--------------------  -------------------    -------------    -------------   --------------   -------------
Discount ...........  $     110,407,699.97    7.4379874206%    7.1553559365%             359             280
Non Discount .......  $     149,321,556.05    8.0364000000%    7.7843000000%             359             275

         The pre-tax yield to maturity tables for the Class A-I-PO Certificates and Class A-PO Certificates under the section entitled "Yield and Prepayment Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" shall be deleted in their entirety and replaced with the following pre-tax yield to maturity tables:



                                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-I-PO
                                 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PPV

     ASSUMED PURCHASE PRICE             0%              25%              45%             60%              75%
---------------------------------    -------         ---------       ---------        --------         ----------
$1,036,419....................        2.570%           5.371%          9.000%          12.933%          18.829%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.


                                    PRE-TAX YIELD TO MATURITY OF THE CLASS A-PO
                                 CERTIFICATES AT THE FOLLOWING PERCENTAGES OF PPV

     ASSUMED PURCHASE PRICE             0%              25%              45%             60%              75%
---------------------------------    -------         ---------       ---------        --------         ----------
$2,510,295....................        0.902%           4.399%          9.000%          13.298%          20.000%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The section entitled "Pooling and Servicing Agreement--The Master Servicer", beginning with the fifth paragraph under that section, shall be deleted in its entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                       JUMBO A PROGRAM DELINQUENCY EXPERIENCE


                          AT DECEMBER 31, 1999   AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  159,458  $41,799,848   156,842   $41,837,077   142,330   $38,092,093   104,754  $29,652,506
Period of Delinquency
30 to 59 days ...........   2,081       485,414     2,147       488,965     1,968       469,058    1,391       350,118
60 to 89 days ...........     297        66,720       336        72,625       327        75,698      256        59,355
90 days or more .........     301        69,148       307        68,860       333        76,136      277        67,047
Foreclosures Pending ....     419       100,940       340        81,219       350        91,964      333        80,326
                           -------  -----------   -------   -----------   -------   -----------   -------  -----------
Total Delinquent Loans ..   3,098   $   722,221     3,130   $   711,669     2,978   $   712,856    2,257   $   556,846
                           =======  ===========   =======   ===========   =======   ===========   =======  ===========
Percent of Loan
Portfolio ...............   1.943%        1.728%    1.996%        1.701%    2.092%        1.871%   2.155%        1.878%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio ....  61,336   $19,562,648    51,674   $17,633,235
Period of Delinquency
30 to 59 days ...........     813       202,438       354       101,882
60 to 89 days ...........     180        37,722        80        18,514
90 days or more .........     229        51,671        99        22,840
Foreclosures Pending ....     243        58,402       139        31,349
                           ------   -----------    ------   -----------
Total Delinquent Loans ..   1,465   $   350,233       672       174,585
                           ======   ===========    ======   ===========
Percent of Loan
Portfolio ...............   2.388%        1.790%    1.300%        0.990%

--------------
 oThe tables relate to the mortgage loans referred to above.
 oThe Period of Delinquency which is "90 days or more" does not include foreclosures pending.


                           JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  31,572   $ 5,733,023    29,442   $ 5,424,670    26,174   $ 4,923,160   20,813   $ 4,388,764
Period of Delinquency
30 to 59 days ...........     476        87,173       481        80,450       436        72,245      303        56,489
60 to 89 days ...........      72        13,317        85        14,464        71        13,138       62        12,354
90 days or more .........      68        14,146        57        12,443        64        12,292       66        16,163
Foreclosures Pending ....     113        23,846        87        17,435        79        22,361       68        14,099
                           ------   -----------    ------   -----------    ------   -----------   ------   -----------
Total Delinquent Loans ..     729   $   138,482       710   $   124,791       650   $   120,036      499   $    99,105
                           ======   ===========    ======   ===========    ======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.309%        2.416%    2.412%        2.300%    2.483%        2.438%   2.398%        2.258%

[TABLE CONTINUED]
                           AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                          ----------------------  ----------------------
                             BY       BY DOLLAR      BY       BY DOLLAR
                           NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                            LOANS       LOANS       LOANS       LOANS
                          --------  ------------  --------  ------------
                            (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                 THOUSANDS)              THOUSANDS)
Total Loan Portfolio ...  15,134   $ 3,902,833    12,980   $ 3,701,651
Period of Delinquency
30 to 59 days ..........     221        45,326        80        18,542
60 to 89 days ..........      38         7,098        21         4,011
90 days or more ........      55         9,585        15         2,980
Foreclosures Pending ...      53        11,232        26         5,253
                          ------   -----------    ------   -----------
Total Delinquent Loans .     367   $    73,241       142   $    30,786
                          ======   ===========    ======   ===========
Percent of Loan
Portfolio ..............   2.425%        1.877%    1.094%        0.832%

------------------------
 oThe tables relate to the mortgage loans referred to above.
 oThe Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                      JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                   AT OR FOR THE        AT OR FOR THE         AT OR FOR THE      AT OR FOR THE YEAR
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED              ENDED
                                  DECEMBER 31,1999      DECEMBER 31,2000      DECEMBER 31,2001     DECEMBER 31,2002
                                  -----------------------------------------------------------------------------------
                                                           (Dollar Amounts in Thousands)
Total Loan Portfolio.........      $41,799,848           $41,837,077           $38,092,093          $29,652,506
Average Portfolio Balance....      $41,744,291           $41,712,987           $40,578,437          $34,185,451
Foreclosed Loans.............          $36,732               $18,166               $11,865              $13,924
Liquidated Foreclosed Loans           $ 40,097               $57,997               $35,574              $30,193
Foreclosed Loans Ratio.......           0.088%                0.043%                0.031%               0.047%
Gross Loss...................           $6,022               $16,608                $9,085               $5,871
Gross Loss Ratio.............           0.014%                0.040%                0.022%               0.017%
Covered Loss.................           $3,549                $6,438                $5,451               $3,056
Net Loss.....................           $2,473               $10,170                $3,633               $2,816
Net Loss Ratio...............           0.006%                0.024%                0.009%               0.008%
Excess Recovery..............             $333                   $39                    $5                 $108

                                   AT OR FOR THE YEAR    AT OR FOR THE YEAR
                                           ENDED                 ENDED
                                     DECEMBER 31, 2003     DECEMBER 31, 2004
                                  ------------------------------------------

Total Loan Portfolio.........          $19,562,648           $17,633,235
Average Portfolio Balance....          $23,080,737           $17,999,485
Foreclosed Loans.............               $9,435                $2,109
Liquidated Foreclosed Loans                $28,302               $16,609
Foreclosed Loans Ratio.......               0.048%                0.012%
Gross Loss...................               $5,331                $2,922
Gross Loss Ratio.............               0.023%                0.016%
Covered Loss.................               $4,219                $1,648
Net Loss.....................               $1,112                $1,274
Net Loss Ratio...............               0.005%                0.007%
Excess Recovery..............                  $18                   $68


                           JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE


                                  AT OR FOR THE         AT OR FOR THE         AT OR FOR THE      AT OR FOR THE YEAR
                                    YEAR ENDED           YEAR ENDED            YEAR ENDED              ENDED
                                 DECEMBER 31,1999      DECEMBER 31,2000      DECEMBER 31,2001     DECEMBER 31,2002
                                  -----------------------------------------------------------------------------------
                                                                (Dollar Amounts in Thousands)
Total Loan Portfolio..........      $5,733,023            $5,424,670            $4,923,160           $4,388,764
Average Portfolio Balance.....      $6,483,857            $5,497,288            $5,208,164           $4,572,334
Foreclosed Loans..............          $7,705                $2,749                  $841               $3,323
Liquidated Foreclosed Loans...          $7,487               $10,220                $5,253               $3,685
Foreclosed Loans Ratio........          0.134%                0.051%                0.017%               0.076%
Gross Loss....................          $1,142                $4,343                $1,657               $1,047
Gross Loss Ratio..............          0.018%                0.079%                0.032%               0.023%
Covered Loss..................            $561                  $895                $1,202                 $462
Net Loss......................            $581                $3,449                  $456                 $585
Net Loss Ratio................          0.009%                0.063%                0.009%               0.013%
Excess Recovery...............            $148                   $25                    $0                   $0

                                    AT OR FOR THE YEAR    AT OR FOR THE YEAR
                                           ENDED                 ENDED
                                     DECEMBER 31, 2003     DECEMBER 31, 2004
                                  -------------------------------------------


Total Loan Portfolio..........           $3,902,833            $3,701,651
Average Portfolio Balance.....           $4,082,685            $3,702,764
Foreclosed Loans..............               $2,051                  $798
Liquidated Foreclosed Loans...               $5,319                $2,680
Foreclosed Loans Ratio........               0.053%                0.022%
Gross Loss....................               $1,473                  $581
Gross Loss Ratio..............               0.036%                0.016%
Covered Loss..................                 $884                  $227
Net Loss......................                 $589                  $353
Net Loss Ratio................               0.014%                0.010%
Excess Recovery...............                   $0                   $15

o        The tables above relate only to the mortgage loans referred to above.
         Some of the information reported above may differ from information for the same periods reported by the depositor in previous years, because the depositor's methodology for determining the total portfolio differed in previous years, but these differences in the data are not material.

o For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding Corporation, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

o Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

o Gross Loss is the sum of the gross losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to that mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described below. Net gains from the liquidation of mortgage loans are identified below.

o Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, special hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.

o Net Loss is determined by subtracting Covered Loss from Gross Loss. Net Loss indicated here may reflect Excess Recovery. Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

o Excess Recovery is calculated only with respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to that mortgage loan. Excess Recoveries are not applied to reinstate any credit enhancement, and usually are not allocated to holders of certificates.

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                          AT DECEMBER 31, 1999   AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  92,149   $10,513,716   104,820   $12,512,690   101,210   $12,635,058   99,386   $12,962,473
Period of Delinquency
30 to 59 days ...........   1,602       192,517     2,082       244,557     2,324       289,263    2,147       280,302
60 to 89 days ...........     236        28,610       372        44,459       477        64,448      488        63,986
90 days or more(2) ......     307        35,045       409        44,171       516        62,039      644        84,033
Foreclosures Pending ....     273        32,685       446        55,203       602        81,640      769       102,671
                           ------   -----------   -------   -----------   -------   -----------   ------   -----------
Total Delinquent Loans ..   2,418   $   288,858     3,309   $   388,390     3,919   $   497,389    4,048   $   530,992
                           ======   ===========   =======   ===========   =======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.624%        2.747%    3.157%        3.104%    3.872%        3.937%   4.073%        4.096%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio .... 101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days ...........   2,182       284,482     2,032       282,672
60 to 89 days ...........     526        70,816       409        51,071
90 days or more(2) ......     696        94,223       555        70,963
Foreclosures Pending ....     787       103,707       747        88,396
                          -------   -----------   -------   -----------
Total Delinquent Loans ..   4,191   $   553,228     3,743   $   493,102
                          =======   ===========   =======   ===========
Percent of Loan
Portfolio ...............   4.145%        3.919%    3.524%        3.147%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                          AT DECEMBER 31, 1999   AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  37,066   $ 5,021,100    44,520   $ 6,234,461    45,103   $ 6,477,882   45,867   $ 6,776,784
Period of Delinquency
30 to 59 days ...........     573        83,679       742       104,823       901       131,032      893       131,270
60 to 89 days ...........      65        11,033       118        17,904       185        29,788      216        33,636
90 days or more(2) ......      77        13,377       123        17,598       165        27,231      206        37,139
Foreclosures Pending ....      80        12,263       113        19,378       198        34,074      251        41,335
                           ------   -----------    ------   -----------    ------   -----------   ------   -----------
Total Delinquent Loans ..     795   $   120,353     1,096   $   159,703     1,449   $   222,125    1,566   $   243,380
                           ======   ===========    ======   ===========    ======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.145%        2.397%    2.462%        2.562%    3.213%        3.429%   3.414%        3.591%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio ....  51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ...........     934       142,682       946       161,218
60 to 89 days ...........     216        35,031       186        26,348
90 days or more(2) ......     258        43,618       225        34,430
Foreclosures Pending ....     279        44,333       268        42,461
                           ------   -----------    ------   -----------
Total Delinquent Loans ..   1,687   $   265,664     1,625   $   264,457
                           ======   ===========    ======   ===========
Percent of Loan
Portfolio ...............   3.255%        3.291%    2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-I-PO Certificates and Class A-PO Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-I-PO Certificates and Class A-PO Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:05:09                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL2(POOL #  4866)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4866
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-I     7609856A4   102,525,159.00  72,641,416.38     6.500000  %  2,559,818.17
A-II    7609856B2    98,454,860.00  64,279,027.01     6.500000  %  2,621,757.18
A-III   7609856C0   159,245,719.00 102,634,550.25     7.000000  %  2,218,254.82
A-IV    7609856D8   109,003,798.00  79,078,464.57     8.500000  %  2,742,133.35
A-I-IO  7609856E6             0.00           0.00     6.500003  %          0.00
A-I-PO  7609856F3     1,546,137.23   1,208,504.14     0.000000  %     40,140.22
A-IO    7609856G1             0.00           0.00     0.000000  %          0.00
A-PO    7609856H9     4,268,295.69   2,910,585.43     0.000000  %     68,928.72
R-I     7609856J5            50.00           0.00     6.500000  %          0.00
R-II    7609856K2            50.00           0.00     6.500000  %          0.00
M-1     7609856L0    14,969,878.00  14,596,842.66     7.146771  %     47,878.59
M-2     7609856M8     2,744,477.00   2,676,087.20     7.146772  %      8,777.74
M-3     7609856N6     1,995,983.00   1,946,244.97     7.146772  %      6,383.81
B-1     7609856U0     1,496,987.00   1,459,683.49     7.146769  %      4,787.86
B-2     7609856V8     1,247,489.00   1,216,402.74     7.146771  %      3,989.88
B-3     7609856W6     1,496,990.40   1,437,599.75     7.146771  %      4,715.42

-------------------------------------------------------------------------------
                  498,995,873.32   346,085,408.59                 10,327,565.76
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-I       393,474.34  2,953,292.51            0.00       0.00     70,081,598.21
A-II      347,900.36  2,969,657.54            0.00       0.00     61,657,269.83
A-III     598,701.54  2,816,956.36            0.00       0.00    100,416,295.43
A-IV      559,720.95  3,301,854.30            0.00       0.00     76,336,331.22
A-I-IO     12,143.10     12,143.10            0.00       0.00              0.00
A-I-PO          0.00     40,140.22            0.00       0.00      1,168,363.92
A-IO       45,027.60     45,027.60            0.00       0.00              0.00
A-PO            0.00     68,928.72            0.00       0.00      2,841,656.71
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        86,901.87    134,780.46            0.00       0.00     14,548,964.07
M-2        15,932.01     24,709.75            0.00       0.00      2,667,309.46
M-3        11,586.91     17,970.72            0.00       0.00      1,939,861.16
B-1         8,690.18     13,478.04            0.00       0.00      1,454,895.63
B-2         7,241.82     11,231.70            0.00       0.00      1,212,412.86
B-3         8,558.71     13,274.13            0.00       0.00      1,432,884.33

-------------------------------------------------------------------------------
        2,095,879.39 12,423,445.15            0.00       0.00    335,757,842.83
===============================================================================

















































Run:        04/04/05     17:05:09
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL2(POOL #  4866)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4866
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-I     708.522836   24.967707     3.837832    28.805539   0.000000  683.555128
A-II    652.878152   26.629028     3.533603    30.162631   0.000000  626.249124
A-III   644.504297   13.929761     3.759608    17.689369   0.000000  630.574536
A-IV    725.465223   25.156310     5.134876    30.291186   0.000000  700.308912
A-I-IO    0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-I-PO  781.627991   25.961615     0.000000    25.961615   0.000000  755.666376
A-IO      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-PO    681.908105   16.149003     0.000000    16.149003   0.000000  665.759102
M-1     975.080937    3.198329     5.805115     9.003444   0.000000  971.882608
M-2     975.080937    3.198329     5.805117     9.003446   0.000000  971.882608
M-3     975.080937    3.198329     5.805115     9.003444   0.000000  971.882608
B-1     975.080939    3.198331     5.805114     9.003445   0.000000  971.882608
B-2     975.080937    3.198329     5.805117     9.003446   0.000000  971.882608
B-3     960.326633    3.149933     5.717278     8.867211   0.000000  957.176700

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:05:09                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL2 (POOL #  4866)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4866
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       76,574.73
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,411.33

SUBSERVICER ADVANCES THIS MONTH                                       84,825.61
MASTER SERVICER ADVANCES THIS MONTH                                      167.91


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    30   3,546,264.63

 (B)  TWO MONTHLY PAYMENTS:                                   15   1,518,619.92

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         18   1,862,058.73


FORECLOSURES
  NUMBER OF LOANS                                                            23
  AGGREGATE PRINCIPAL BALANCE                                      2,947,330.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     335,757,842.84

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,982

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       2

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  66,863.28

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    9,132,741.45

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          93.25806280 %     6.74193720 %
CURRENT PREPAYMENT PERCENTAGE                 0.00000000 %   100.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             93.07348200 %     6.92651800 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,989,959.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.58477800
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              236.25

POOL TRADING FACTOR:                                                67.28669730


Run:     04/04/05     17:05:09                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL2 (POOL #  4866)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4866
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       17,484.41
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,995.11

SUBSERVICER ADVANCES THIS MONTH                                        7,218.11
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     265,057.29

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2      81,180.16


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        278,645.84

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      76,028,586.82

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          355

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,824,612.59

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          93.76606000 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             93.61660400 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,989,959.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.90542299
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                               94.80

POOL TRADING FACTOR:                                                69.54765344


Run:     04/04/05     17:05:09                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL2 (POOL #  4866)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4866
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       14,398.50
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,027.46

SUBSERVICER ADVANCES THIS MONTH                                        6,418.61
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     127,836.91


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        837,707.41

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      67,144,503.39

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          189

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,521,978.60

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          92.85409700 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             92.58395400 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,989,959.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.82414913
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              272.00

POOL TRADING FACTOR:                                                64.34993057


Run:     04/04/05     17:05:09                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                                   ??????????
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2004-SL2 (POOL #  4866)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4866
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       26,370.24
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,388.76

SUBSERVICER ADVANCES THIS MONTH                                       16,926.60
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3     932,437.95

 (B)  TWO MONTHLY PAYMENTS:                                    2     314,088.06

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     909,747.60


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        127,378.85

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     109,571,548.97

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          392

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,087,050.88

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                               SENIOR          SUBORDINATE
PERCENTAGE FOR CURRENT DISTRIBUTION          92.75662400 %     0.00000000 %
CURRENT PREPAYMENT PERCENTAGE               100.00000000 %     0.00000000 %
PERCENTAGE FOR NEXT DISTRIBUTION             92.61847400 %     0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                               0.00
      FRAUD AMOUNT AVAILABLE                                    0.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,989,959.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.37744519
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              277.10

POOL TRADING FACTOR:                                                64.85583271